UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

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Quantum Corporation

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events

Quantum Corporation (“Quantum”) has prepared an investor presentation (the “Presentation”) that management intends to use from time to time on and after November 2, 2016, in presentations about Quantum’s operations and performance. Quantum may use the Presentation in presentations to current and potential investors, lenders, creditors, vendors, customers, employees and others with an interest in Quantum and its business. The Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and will also be posted in the Investor Relations section of Quantum’s website at www.quantum.com.

The information contained in the Presentation is summary information that should be considered within the context of Quantum’s filings with the Securities and Exchange Commission and other public announcements that Quantum may make by press release or otherwise from time to time. The Presentation speaks as of the date of this Current Report on Form 8-K. While Quantum may elect to update the Presentation in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, Quantum specifically disclaims any obligation to do so.

The information furnished in Item 7.01, Item 8.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Exhibit Description
99.1	Quantum Investor Presentation, dated November 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Dated:     November 2, 2016

Exhibit Index

Exhibit
No.	Exhibit Description
99.1	Quantum Investor Presentation, dated November 1, 2016